CERTIFICATE OF AMENDMENT


                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                     FIRST INVESTORS LIFE INSURANCE COMPANY


              UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW AND
                         SECTION 53 OF THE INSURANCE LAW


                                    * * * * *


               WE, THE UNDERSIGNED, GLENN O. HEAD and RICHARD H. GAEBLER, being respectively the executive vice-president and the secretary of FIRST INVESTORS LIFE INSURANCE COMPANY hereby certify:

               1. The name of the corporation is FIRST INVESTORS LIFE INSURANCE COMPANY.

               2. The Certificate of Incorporation of said corporation was filed by the Superintendent of Insurance on the 6th day of September, 1962.

               3. (a) The Certificate of Incorporation is amended to increase the capital stock of the corporation from $500,000, consisting of 250,000 shares of capital stock, par value $2 per share, to $1,310,000, consisting of 655,000 shares of capital stock, par value $2 per share.

                  (b) To effect the foregoing Article VIII relating to the capital stock of the corporation is amended to read as follows:

               "The amount of the capital stock of the Corporation shall be ONE MILLION THREE HUNDRED TEN THOUSAND ($1,310,000.00) DOLLARS, consisting of SIX HUNDRED FIFTY-FIVE THOUSAND (655,000) shares of capital stock of the par value of TWO ($2.00) DOLLARS each."

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               4.  The  amendment  was  authorized  by vote of  First  Investors
Corporation, the sole shareholder of First Investors Life Insurance Company, at a meeting held January 21, 1965 upon notice pursuant to Section 605 of the Business Corporation Law of the State of New York.

               IN WITNESS WHEREOF, we have signed this certificate on the 21st day of January, 1965.

                                                  /S/ Glenn O. Head
                                                  ---------------------
                                                      Glenn O. Head
                                               Executive Vice President


                                                 /S/  Richard H. Gaebler
                                                  ---------------------
                                                      Richard H. Gaebler
                                                          Secretary


STATE OF NEW YORK )
                                    : ss:
COUNTY OF NEW YORK  )


               GLENN O. HEAD, being first duly sworn, deposes and says that he is the Executive Vice President of First Investors Life Insurance Company, tht he has read the foregoing certificate and knows the contents thereof and that the statements therein contained are true.

                                               /S/ Glenn O. Head
                                               ---------------------


Sworn to before me this 21st day of January, 1965.

/S/ Peter F. Huemme, Jr.
------------------------
Peter F. Huemme, Jr.
Notary Public, State of New York